SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 8, 2005
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	000-29472 (Commission Identification Number)	23-1722724 (IRS Employer Identification Number)

1345 ENTERPRISE DRIVE
WEST CHESTER, PA 19380
(Address of principal executive offices and zip code)

(610) 431-9600
(Registrant’s telephone number, including area code)

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURES
Text of Press Release dated February 8, 2005.

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Amkor Technology, Inc. for the three and twelve months ended December 31, 2004 and forward-looking statements relating to 2005 and the first quarter of 2005 as presented in a press release of February 8, 2005. The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Exhibit 99.1 discloses certain financial measures, such as free cash flows, which are considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. We believe free cash flow to be relevant and useful information to our investors in assessing our financial operating results as this measure is used by our management in evaluating our liquidity, our ability to service debt and fund capital expenditures. However, this measure should be considered in addition to, and not as a substitute, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure as is required under SEC rules regarding the use of non-GAAP financial measures.

Exhibit Index:

99.1 Text of Press Release dated February 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

	By:	/s/ KENNETH T. JOYCE

Kenneth T. Joyce Chief Financial Officer

Dated: February 8, 2005